IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OKLAHOMA FIREFIGHTERS PENSION & RETIREMENT SYSTEM, derivatively on behalf of CANNAE HOLDINGS, INC., Plaintiff, v. WILLIAM P. FOLEY, II, HUGH R. HARRIS, C. MALCOLM HOLLAND, FRANK R. MARTIRE, JR., RICHARD N. MASSEY, ERIKA MEINHARDT, JAMES B. STALLINGS, FRANK P. WILLEY, BRENT B. BICKETT, RICHARD L. COX, MICHAEL GRAVELLE, and TRASIMENE CAPITAL MANAGEMENT, LLC, Defendants, and CANNAE HOLDINGS, INC., Nominal Defendant. C.A. No. 2020-0801-KSJM STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT, AND RELEASE This Stipulation and Agreement of Compromise, Settlement, and Release (with the Exhibits hereto, the “Stipulation,” and the settlement contemplated hereby, the “Settlement”), is made and entered into as of March 10, 2023, by and among (i) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal 2 Defendant Cannae Holdings, Inc. (the “Company”), acting for and on behalf of the Company, (ii) Plaintiff Oklahoma Firefighters Pension & Retirement System (“Plaintiff”), (iii) Defendants William P. Foley, II (“Foley”), Hugh R. Harris (“Harris”), C. Malcolm Holland (“Holland”), Frank R. Martire, Jr. (“Martire”), Richard N. Massey (“Massey”), Erika Meinhardt (“Meinhardt”), James B. Stallings (“Stallings”), and Frank P. Willey (“Willey,” and together with Foley, Harris, Holland, Martire, Massey, Meinhardt, and Stallings, the “Director Defendants”), (iv) Defendants Brent B. Bickett (“Bickett”), Richard L. Cox (“Cox”), and Michael Gravelle (“Gravelle,” and together with Bickett and Cox, the “Officer Defendants”), and (v) Defendant Trasimene Capital Management, LLC (“Trasimene,” and together with the Officer Defendants and the Director Defendants, the “Defendants”) (the SLC, Plaintiff, the Company, and Defendants, together, the “Parties,” and each a “Party”), by and through their respective undersigned counsel, to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and result in the complete dismissal of the above-captioned stockholder derivative action (the “Action”) with prejudice, subject to approval by the Court of Chancery of the State of Delaware (the “Court”).1 1 Capitalized terms have the meanings set forth in the “Definitions” section below or as otherwise defined in this Stipulation. 3 This Stipulation sets forth all of the terms and conditions of the Settlement and resolution of the Action, and is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Plaintiff Released Claims against the Defendant Released Parties and the Defendant Released Claims against the Plaintiff Released Parties and the SLC Released Parties, upon Court approval and subject to the terms and conditions hereof. RECITALS WHEREAS: A. In November 2017, in connection with the Company’s split-off from Fidelity National Financial, Inc., the Company adopted all outstanding incentive awards under an existing Investment Success Incentive Program (the “Old ISIP”), which was an incentive pool to be paid to Company officers and/or employees upon specified monetization or liquidity events in connection with the Company’s investments, including its investment in Ceridian HCM Holdings Inc. (“Ceridian”). B. In accordance with Internal Revenue Code Section 162(m) (“Section 162(m)”), the Old ISIP included provisions that, among other things, limited payments to participants in the plan to $25 million per year, in order to enable the Company to categorize these payments as performance-based and tax-deductible under Section 162(m) (the “$25 Million Cap”). 4 C. On December 22, 2017, the United States Congress enacted the Tax Cuts and Jobs Act of 2017, which, among other things, eliminated the exemption under Section 162(m) for qualified performance-based compensation such that any compensation paid under the Old ISIP in excess of $1 million would no longer be tax-deductible. D. On April 26, 2018, Ceridian completed its initial public offering, which resulted in a more than $670 million gain on investment for the Company and an award opportunity for participants in the Company’s Old ISIP. E. In or about May 2018, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” and the “Board”), in consultation with, among others, its compensation advisor, approved the payment of discretionary incentive awards to certain Company executives in connection with the Company’s gain on its investment in Ceridian (the “Ceridian IPO Awards”), including $47,942,710 for Foley, which Defendants contend was based on Foley’s contribution over the previous ten years to the success of the Company’s investment in Ceridian. The Compensation Committee also determined that the Ceridian IPO Awards should not be subject to the $25 Million Cap under the Old ISIP in light of the changes to Section 162(m). The Compensation Committee subsequently approved additional compensation awards related to Ceridian, including approximately $4.6 million payable to Foley.

5 F. On July 27, 2018, the Company realized an approximately $56 million gain on its investment in LifeWorks Corporation Limited (“LifeWorks”), which resulted in an award opportunity for participants in the Company’s Old ISIP. G. In or about August 2018, the Compensation Committee, in consultation with its compensation consultant, approved awards under the Old ISIP in respect of LifeWorks, including approximately $4 million payable to Foley. The Compensation Committee also approved and adopted, in consultation with its compensation consultant, a new Investment Success Incentive Plan (the “New ISIP”) in place of the Old ISIP, which, among other things, eliminated the $25 Million Cap in light of the change to Section 162(m). H. Beginning in or about May 2019, the Company’s management, working with the Company’s legal and financial advisors (Weil, Gotshal & Manges LLP and JP Morgan Chase & Co. (“JP Morgan”)), began exploring the possibility of transitioning the Company to an externally-managed structure, which Defendants contend was, among other reasons to externalize management, a means of attracting and retaining talent (the “Externalization”). I. On July 26, 2019, the Compensation Committee discussed the Externalization with members of management. Following discussion, the Compensation Committee determined that the Externalization should be explored further and discussed with the full Board. 6 J. On August 2, 2019, the Board met to discuss the Externalization, including key terms, and, following discussion, authorized management to work with the Company’s advisors to prepare documentation for the Externalization. K. On August 26, 2019, the Board’s independent directors convened a special joint meeting of the Board’s Compensation Committee, Corporate Governance and Nominating Committee, and Audit Committee to discuss the Externalization, including the key business terms for the Externalization, and, following discussion, approved the Externalization and the Company’s entry into a definitive Management Services Agreement with Trasimene (the “Management Services Agreement”). The Board subsequently approved the Externalization and the Management Services Agreement. L. The Management Services Agreement provided, among other things, that: (i) Trasimene would serve as the Company’s external manager; (ii) Trasimene would receive an annual management fee of 1.5% of the Company’s cost of invested capital payable quarterly, in addition to graduated incentive fees depending on internal rates of return on the Company’s investments, subject to hurdle rates and offsets for compensation paid by the Company to certain named executive officers of the Company who would also serve as members of Trasimene; and (iii) the Board would have the ability to terminate the Management Services Agreement if (x) 75% of the Board voted in favor of terminating, (y) 75% of the Company’s stockholders 7 voted in favor of terminating, or (z) Foley was determined to be incapacitated or deceased. The Company also entered into an Amended and Restated Operating Agreement of Cannae Holdings, LLC, dated as of August 27, 2019 (the “Operating Agreement”), to facilitate the Externalization. M. Trasimene formally commenced providing services to the Company under the Management Services Agreement as of December 31, 2019, with the initial management fee payable by the Company to Trasimene under the Management Services Agreement being calculated based on the cost of invested capital for the Company’s portfolio as of that date, as reflected in the Company’s Fourth Quarter 2019 Earnings Release, which was filed with the United States Securities and Exchange Commission on a Form 8-K on February 21, 2020. N. On July 22, 2020, Plaintiff made a books-and-records demand pursuant to Section 220 of the Delaware General Corporation Law, seeking, among other things, Board and Committee documents concerning the New ISIP and the Externalization, and the Company provided certain documents to Plaintiff in response to the demand. O. On September 18, 2020, Plaintiff filed a Verified Stockholder Derivative Complaint (the “Initial Complaint”) in this Action, together with a Motion for Partial Summary Judgment with respect to Count VI of the Initial Complaint. 8 P. On November 5, 2020, Plaintiff filed the First Amended Verified Class Action and Derivative Complaint (the “Amended Complaint”) in this Action, including five counts pleaded as derivative claims—(1) a claim for breach of fiduciary duty against the Director Defendants for the Externalization (Count I); (2) a claim for breach of fiduciary duty against the Officer Defendants for the Externalization (Count II); (3) a claim for aiding and abetting against Trasimene (Count III); (4) a claim for unjust enrichment against Trasimene (Count IV); and (5) a claim for breach of fiduciary duty against the Director Defendants for the New ISIP (Count V)—and a direct claim for a declaration that the termination provision in the Management Services Agreement was invalid under 8 Del C. § 141 (Count VI). The Amended Complaint also alleged that the Company’s sponsorship of, and other economic interests in, certain special purpose acquisition companies (“SPACs”) affiliated with Foley were related-party transactions that were unfair to the Company (the “SPAC Claims”). The Company’s investments in SPACs included, inter alia, Austerlitz Acquisition Corporation I (“Austerlitz I”) and Austerlitz Acquisition Corporation II (“Austerlitz II”). Q. On December 16, 2020, Plaintiff filed its opening brief in support of a motion for summary judgment as to Count VI. R. On January 27, 2021, the Company and Trasimene entered into a First Amendment to the Management Services Agreement, pursuant to which the

9 termination provisions were amended to remove the requirement of the vote of at least 75% of the Board and at least 75% of the Company’s stockholders to terminate the Management Services Agreement, thereby mooting Count VI in Plaintiffs’ Amended Complaint. S. On January 28, 2021, the Parties filed a Stipulation withdrawing Plaintiff’s motion for summary judgment in its entirety and with prejudice as moot and dismissing Count VI of the Amended Complaint in its entirety and with prejudice as moot. T. On February 18, 2021, the Board appointed non-parties Barry Moullet (“Moullet”) and David Aung (“Aung”) to serve as independent directors of the Company. The Board also adopted resolutions establishing the SLC, consisting of Moullet and Aung, with Moullet to serve as Chairman of the SLC. U. The SLC subsequently interviewed legal advisors and retained Morris, Nichols, Arsht & Tunnell LLP as its independent legal advisor and Charles River Associates, Inc. (“CRA”) as its independent financial advisor. V. In March 2021, the Court granted the Parties’ stipulation and order staying the Action until September 9, 2021, pending the SLC’s investigation. W. The Court granted further extensions of the stay on September 10, 2021, December 21, 2021, April 12, 2022, and June 30, 2022. 10 X. The SLC, with the assistance of its advisors, engaged in extensive evaluation and investigation of the derivative claims asserted in the Action, which included: (i) the collection and review of documents from the Director Defendants, the Officer Defendants, Trasimene, JP Morgan, and the Company’s compensation consultant; (ii) interviews of seven witnesses (with SLC members attending and participating in each); (iii) expert economic analysis of certain claims by CRA; and (iv) legal analysis of the derivative claims by the SLC’s counsel, who met with Plaintiff’s counsel and Defendants’ counsel to obtain their views concerning such claims. Y. The SLC’s evaluation also took account of various prudential considerations, including the value of the settlement terms relative to what could be achieved through further litigation and the costs to the Company (financial and otherwise) of further litigation. Z. The SLC, for and on behalf of the Company, and with the full power and authority delegated to it by the Board, initiated discussions with Defendants and Plaintiff to explore the prospects of settlement of this Action. AA. On October 25, 2022, the Parties reached an agreement in principle to settle the Action. BB. This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Parties. 11 CC. Plaintiff’s involvement in the negotiations preceding the Settlement was a significant factor in achieving the benefits received by the Company as a result of the Settlement. DD. Plaintiff continues to believe that it brought the Action in good faith and that its claims have legal merit, and the entry by Plaintiff into this Stipulation and Settlement is not an admission as to a lack of any merit of any claims asserted or that could be asserted in the Action. EE. On the basis of the information available to Plaintiff, including publicly available information, its counsel’s investigation, and certain non-public materials, Plaintiff took into consideration the strengths and weaknesses of Plaintiff’s claims and determined that the terms of this Stipulation and the Settlement are fair, reasonable, and adequate, and in the best interests of the Company and its stockholders, and Plaintiff believes that it is reasonable to seek approval of this Stipulation and the Settlement by the Court based upon the terms outlined herein and the substantial benefits and protections to be provided to the Company and its stockholders thereby. FF. Each of the Defendants denies all allegations of wrongdoing or liability on his, her, or its respective part, and specifically maintains that he, she, or it has not committed any violation of law or breach of fiduciary duty or engaged in any wrongdoing whatsoever, but solely to avoid the costs, disruption, and distraction of 12 further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, has concluded that it is desirable that the claims against him, her, or it be settled and dismissed on the terms reflected in this Stipulation and the Settlement. GG. The SLC and its counsel have taken into consideration the strengths and weaknesses of the Company’s claims, the strengths and weaknesses of certain other potential claims identified by the SLC in the course of its investigation, and other factors determined to be relevant by the SLC, including the costs, disruption, and distraction of further litigation, and the SLC has determined that this Stipulation and the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders, and confer a substantial benefit upon the Company and its stockholders. NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties through their respective undersigned counsel, subject to the approval of the Court and pursuant to Court of Chancery Rule 23.1, in consideration of the benefits afforded herein, that the Action shall be compromised, settled, released, and dismissed with prejudice as to all Defendants, and all Plaintiff Released Claims shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided by Paragraphs 17-24 below), as to all Defendant Released

13 Parties, and all Defendant Released Claims shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided by Paragraphs 17-24 below), as to all Plaintiff Released Parties and SLC Released Parties, upon and subject to the terms and conditions hereafter set forth. A. Definitions 1. The following capitalized terms, used in this Stipulation and its Exhibits, shall have the meanings specified below: a. “Action” means the derivative action captioned Oklahoma Firefighters Pension & Retirement System v. William P. Foley, II, et al., C.A. No. 2020-0801-KSJM (Del. Ch.), pending before the Court. b. “Current Company Stockholder” means any Person who is a record or beneficial owner of Company common stock as of the close of business on the date of this Stipulation. c. “Corporate Governance Measures” means that the Company will, and Defendants will cause the Company to: i. Create a Related Person Transaction Committee of the Board, the authority of which is set forth substantially in the form of the Related Person Transaction Committee Charter attached hereto as Exhibit A. 14 ii. Amend and supplement the Company’s existing policies governing related person transactions by adopting a Related Person Transaction Policy substantially in the form attached hereto as Exhibit B. d. “Defendant Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Parties and/or the SLC Released Parties arising out of and/or relating in any way to the institution or prosecution of, participation in, and/or settlement of the Action. For the avoidance of doubt, the Defendant Released Claims shall not include any claims to enforce this Stipulation or the Settlement. e. “Defendant Released Parties” means the Director Defendants, the Officer Defendants, Trasimene, and any and all of their respective current and former directors, officers, employees, employers, parent entities, controlling 15 persons, owners, members, principals, affiliates, subsidiaries, managers, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. f. “Effective Date” means the date on which Final Court Approval of the Order and Final Judgment has been attained. g. “External Management Changes” means that the Company will, and Defendants will cause the Company to: i. Enter into an amended and restated management services agreement with Trasimene, which shall provide for (x) a new five (5) year term from the date of execution of the new agreement, (y) the reduction of the management fee payable to Trasimene by the Company from 1.5% to 1.25% for assets under management greater than $2,500,000,000 to be implemented on a prospective basis beginning with the next quarterly management fee payable after execution of the new agreement, and (z) the termination fee payable to Trasimene under the management services agreement to be reduced to $20,000,000 in all circumstances, except upon a change-of-control, in which case the termination fee shall be $40,000,000. 16 ii. Enter into such agreements or other documentation as may be necessary to provide for the Company to receive a 75.1% ownership interest in Trasimene’s broker-dealer business, with Trasimene retaining a 24.9% interest in such business. h. “Fee and Expense Award” means any award of attorneys’ fees and expenses to Plaintiff’s Counsel that is approved by the Court in connection with the Settlement. The Fee and Expense Award shall be paid solely out of the Monetary Settlement Amount. i. “Final” means that one of the following has occurred with respect to a Court order or award: (i) the time for the filing or noticing of any motion for reconsideration, appeal, or other review of the order or award has expired without any such filing or notice; or (ii) the order or award has been affirmed in all material respects on an appeal or after reconsideration or other review and is no longer subject to review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal, or review of such order or award (or any order affirming it) has expired; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys’ fees and expenses shall have no effect on finality for purposes of determining the date on which Final Court Approval of the Order and Final Judgment has been attained, and shall not prevent, limit, or otherwise affect the Order and Final Judgment.

17 j. “Final Court Approval” means, with respect to the Settlement, that the Court has entered the Order and Final Judgment, substantially in the form attached as Exhibit E hereto, and the Order and Final Judgment has become Final. k. “Interim Order” means any preliminary or temporary injunction, decision, order, determination, or decree entered or issued by any court or governmental entity prior to Final Court Approval of the proposed Settlement. l. “Monetary Settlement Amount” means a cash payment of six million dollars and no cents ($6,000,000.00) (United States Dollars). m. “Notice” means the Notice of Pendency and Proposed Settlement of Action to be distributed to Current Company Stockholders, substantially in the form attached as Exhibit D hereto. n. “Notice Costs” means the costs and expenses related to promulgating the Notice. o. “Order and Final Judgment” means the Order and Final Judgment to be entered in the Action, substantially in the form attached as Exhibit E hereto. p. “Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, affiliate, joint stock company, investment fund, estate, legal representative, trust, 18 unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity. q. “Plaintiff Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that were or could have been alleged by Plaintiff (individually or on behalf of the Company) or the SLC (on behalf of the Company) relating to the subject matter of the Action (including, but not limited to, the Old ISIP, the New ISIP, the Ceridian IPO Awards, the Externalization, the Management Services Agreement, the Operating Agreement, and the SPAC Claims) against any of the Defendant Released Parties or the SLC Released Parties in any court, tribunal, other adjudicatory body, forum, suit, action, or proceeding. For the avoidance of doubt, the Plaintiff Released Claims shall not include any claims to enforce this Stipulation or the Settlement, any direct or class claims of any Company stockholders other than 19 those of the Plaintiff, or any claims based on conduct occurring after the date of execution of this Stipulation. r. “Plaintiff Released Parties” means Plaintiff and any and all of its current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. s. “Plaintiff’s Counsel” means Labaton Sucharow LLP and Friedman Oster & Tejtel PLLC. t. “Released Claims” means, collectively or individually, the Plaintiff Released Claims and the Defendant Released Claims. u. “Released Parties” means, collectively or individually, the Plaintiff Released Parties, the Defendant Released Parties, and the SLC Released Parties. v. “Releases” means the releases set forth in Paragraphs 9 and 10 of this Stipulation. w. “Releasing Parties” means Plaintiff (individually and/or on behalf of the Company), the SLC (on behalf of the Company), and Defendants. 20 x. “Scheduling Order” means an order, substantially in the form attached as Exhibit C hereto, providing for, among other things: (i) the dissemination to Current Company Stockholders of the Notice; (ii) the scheduling of the Settlement Hearing; and (iii) an injunction against the prosecution of any of the Released Claims, pending further order of the Court. y. “Settlement Hearing” means the hearing set by the Court to consider, among other things: (i) the proposed Settlement; (ii) the joint request of the Parties that the Order and Final Judgment be entered; (iii) Plaintiff’s Counsel’s application for a Fee and Expense Award; and (iv) any objections to any of the foregoing. z. “SLC Released Parties” means the members of the SLC and any and all of their respective employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. aa. “Unknown Claims” means any Plaintiff Released Claims that Plaintiff (individually or on behalf of the Company) or the SLC (on behalf of the

21 Company) does not know or suspect exists in its favor at the time of the release of the Plaintiff Released Claims as against any of the Defendant Released Parties, and any Defendant Released Claims that any Defendant does not know or suspect exists in his, her, or its favor at the time of the release of the Defendant Released Claims as against any of the Plaintiff Released Parties or the SLC Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all of the Released Claims, and although the Settlement provides for a specific release of the Released Parties, the Releasing Parties stipulate and agree that, upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, waived the provisions, rights, and benefits of California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Releasing Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, waived any and all provisions, rights, and benefits 22 conferred by any law of any jurisdiction, state, or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Any of the Releasing Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims but, upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non- contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts. The Releasing Parties shall be deemed by operation of the Order and Final Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part. B. Monetary Consideration 2. Defendants shall cause their insurers to pay the Monetary Settlement Amount, less any Fee and Expense Award to Plaintiff’s Counsel (which Defendants’ insurers shall pay directly to Plaintiff’s Counsel in accordance with Paragraph 21 below), to the Company on behalf of all Defendants; such payment of the Monetary 23 Settlement Amount shall be made to the Company within ten (10) business days after Final Court Approval. C. Corporate Governance Measures 3. The Company will adopt the Corporate Governance Measures on or prior to its next regularly scheduled Board meeting after Final Court Approval, and such measures will remain in place for no less than three (3) years from the date of adoption. 4. The Company acknowledges that the pendency of this Action was a causal factor (among others) in (i) adding Moullet and Aung to the Board and (ii) the decision to seek to liquidate Austerlitz I and Austerlitz II. D. External Management Changes 5. The Company will implement the External Management Changes on or prior to its next regularly scheduled Board meeting after Final Court Approval. E. Scheduling Order, Notice, and Settlement Hearing 6. As soon as practicable after this Stipulation has been executed, the Parties shall jointly apply to the Court for entry of the Scheduling Order. 7. In accordance with the terms of the Scheduling Order to be entered by the Court, the Notice shall be provided to Current Company Stockholders in the following manner (or in such other manner directed by the Court): (i) except for those Current Company Stockholders who are record holders of Company stock and who have elected to receive information from the Company electronically and to 24 whom the Company shall send electronically a copy of the Notice, the Company shall mail, or cause to be mailed, by first class United States mail, or other mail service if mailed outside the United States, a copy of the Notice to all Current Company Stockholders who are record holders of Company stock at their last known address appearing in the stock transfer records maintained by or on behalf of the Company, and all such record holders of Company stock shall be directed to forward such Notice promptly to the beneficial owners of those securities; (ii) the Company shall publish this Stipulation and the Notice in the “Investor Relations” section on the Company’s public website; and (iii) the Company shall attach this Stipulation and the Notice to a Form 8-K that the Company will file with the United States Securities and Exchange Commission within four (4) business days following the entry of the Scheduling Order. The Parties believe that the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Company Stockholders pursuant to applicable law and due process. 8. The Company shall bear the costs and expenses related to promulgating the Notice in the manner set forth in Paragraph 7 above or in the manner otherwise approved by the Court (“Notice Costs”), regardless of whether the Court declines to approve the Settlement or the Effective Date otherwise fails to occur, and in no event shall Plaintiff or Plaintiff’s Counsel be responsible for any such Notice Costs.

25 F. Releases and Scope of the Settlement 9. As of the Effective Date, Plaintiff and the SLC (on behalf of the Company), individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge the Defendant Released Parties from and with respect to any and all of the Plaintiff Released Claims (including Unknown Claims), and will be forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Plaintiff Released Claims against any of the Defendant Released Parties. 10. As of the Effective Date, Defendants, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge the Plaintiff Released Parties and the SLC Released Parties from and with respect to any and all Defendant Released Claims (including Unknown Claims), and will be forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Defendant Released Claims against any of the Plaintiff Released Parties or the SLC Released Parties. 11. As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Order and Final Judgment. The Order and Final Judgment, including, without limitation, the Releases set forth in Paragraphs 9 and 10 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all 26 pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Parties. G. Stay and Related Actions 12. The Parties agree that this Action is hereby stayed in its entirety and that they shall not initiate any proceedings in this Action or otherwise, except those related to the Settlement itself. 13. Subject to an order of the Court, if any action is currently pending or is later filed in any state or federal court asserting any of the Plaintiff Released Claims prior to Final Court Approval of the proposed Settlement, Plaintiff and the SLC shall use their reasonable best efforts in working with Defendants to prevent, stay, or seek the dismissal of such claims, and to oppose entry of any interim or final relief in favor of the plaintiff in such other action against any of the Defendants that challenges the Settlement or otherwise involves any of the Plaintiff Released Claims. 14. In the event that any final injunction, decision, order, judgment, determination, or decree is entered or issued by any court or governmental entity prior to Final Court Approval of the proposed Settlement that would make consummation of the Settlement in accordance with the terms of this Stipulation unlawful or that would restrain, prevent, enjoin or otherwise prohibit consummation of the Settlement in accordance with the terms of this Stipulation, Defendants shall have the right to withdraw from the Settlement. In addition, in the event any Interim 27 Order is entered or issued by any court or governmental entity prior to Final Court Approval of the proposed Settlement that would restrain, prevent, enjoin or otherwise prohibit consummation of the Settlement, then, notwithstanding anything herein to the contrary, Defendants shall have no obligation to consummate the Settlement unless and until such Interim Order expires or is terminated or modified in a manner such that consummation of the Settlement in accordance with the terms of this Stipulation would no longer be restrained, prevented, enjoined, or otherwise prohibited. H. Conditions of Settlement 15. This Stipulation is expressly conditioned on and subject to the Court’s entry of the Order and Final Judgment, in all material respects, and Final Court Approval of the Order and Final Judgment. Plaintiff, the SLC, and Defendants shall each have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so to each of the other Parties if: (a) the Court declines to enter the Scheduling Order in any material respect; (b) the Court declines to enter the Order and Final Judgment or makes any material modification thereto; or (c) the Order and Final Judgment entered by the Court is modified or reversed in any material respect following appellate review. In addition, Plaintiff shall have the right to terminate the Settlement if: (a) the Monetary Settlement Amount is not fully paid in accordance with the provisions of Paragraph 2 above (including any portion 28 of the Monetary Settlement Amount awarded to Plaintiff’s Counsel for attorneys’ fees and expenses pursuant to Paragraphs 17-24 below); (b) the Corporate Governance Measures are not fully implemented in accordance with the provisions of Paragraph 3 above; or (c) the External Management Changes are not fully implemented in accordance with the provisions of Paragraph 5 above. 16. In the event that the Settlement (or any amendment thereof by the Parties) is terminated pursuant to the terms of this Stipulation or the Effective Date of the Settlement otherwise fails to occur: (a) the Settlement and this Stipulation shall be rendered null and void as to all Parties; (b) all of the Parties shall be deemed to have reverted to their respective litigation status immediately prior to the filing of this Stipulation, and they shall proceed in all respects as if this Stipulation had not been executed and any related orders (including the Order and Final Judgment and the releases thereunder) had not been entered; (c) all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; (d) the statements made in connection with the negotiation of the proposed Settlement and this Stipulation shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission of fact or of wrongdoing by any Party, and shall not entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action; and (e) neither the existence of this Stipulation, nor its contents, nor any statements made in

29 connection with the negotiation of the proposed Settlement or this Stipulation, nor any settlement communications, shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other suit, action, or proceeding. I. Attorneys’ Fees and Expenses 17. Plaintiff’s Counsel intend to petition the Court for an award of attorneys’ fees and expenses, in full satisfaction of any claim by Plaintiff or Plaintiff’s Counsel for an award of fees and expenses in respect of Plaintiff’s and Plaintiff’s Counsel’s efforts in filing this Action and the benefits conferred on the Company and the Company’s stockholders from the prosecution of the Action and the Settlement (the “Fee and Expense Application”). After all of the substantive terms of the Settlement were agreed upon, Plaintiff’s Counsel engaged in arm’s- length negotiations with counsel for the SLC (on behalf of the Company) and counsel for Defendants concerning an appropriate award of attorneys’ fees and litigation expenses for Plaintiff’s Counsel based upon Plaintiff’s and Plaintiff’s Counsel efforts in filing this Action and the benefits conferred on the Company and the Company’s stockholders from the prosecution of the Action and the Settlement. As a result of those negotiations, it has been agreed that the Fee and Expense Application will be for an amount no greater than four million eight hundred fifty thousand dollars and no cents ($4,850,000.00) (United States Dollars). 18. Any Fee and Expense Award shall be determined by the Court. 30 19. Any Fee and Expense Award shall be paid solely out of the Monetary Settlement Amount by the Company and/or its insurers. Defendants shall bear no liability for any Fee and Expense Award. 20. The Fee and Expense Application will be the sole application by Plaintiff and Plaintiff’s Counsel for an award of fees or expenses in connection with the Settlement. The Fee and Expense Award requested in the Fee and Expense Application is intended as a sole and complete award for all benefits to the Company and the Company’s stockholders associated with the Settlement. 21. Subject to the terms and conditions of this Stipulation and the Settlement, the Company and Defendants shall cause their insurers to pay any Fee and Expense Award within ten (10) calendar days after the later of the Court’s entry of (i) the Order and Final Judgment or (ii) any separate order awarding the Fee and Expense Award, notwithstanding the existence of any timely filed objections to the Settlement, the Order and Final Judgment, or the Fee and Expense Award, or any appeal or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to the obligation of Plaintiff’s Counsel to refund up to the full amount of the Fee and Expense Award if either the Order and Final Judgment or the Fee and Expense Award is reversed or modified, but only to the extent required by such reversal or modification. 31 22. Plaintiff’s Counsel shall allocate the attorneys’ fees awarded amongst themselves in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the Action. Defendants, the SLC (on behalf of the Company), and their counsel shall have no responsibility for, and no liability whatsoever with respect to, any allocation among Plaintiff’s Counsel of any Fee and Expense Award. 23. The award of any Fee and Expense Award by the Court is not a precondition to the Settlement, the Releases provided under this Stipulation, or the dismissal of the Action with prejudice. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Application and/or Fee and Expense Award. Any disapproval or modification of any Fee and Expense Application and/or any Fee and Expense Award by the Court or on appeal shall not affect or delay the enforceability of this Stipulation or the Settlement, provide any of the Parties with the right to terminate the Settlement, impose any obligation on Defendants, the SLC (on behalf of the Company), or the Company, or subject Defendants in any way to an increase in the amount paid by them or on their behalf in connection with the Settlement, or affect or delay the binding effect or finality of the Order and Final Judgment or the Releases. 32 24. In the event that the amount of any Fee and Expense Award is reduced as a result of further judicial review or appeal, Plaintiff’s Counsel shall remit to the Company the amount of such reduction no later than ten (10) calendar days following the date that the order reducing the amount of the Fee and Expense Award becomes Final. J. Reasonable Best Efforts 25. The Parties and their respective counsel agree to cooperate fully with one another in seeking Final Court Approval of the Settlement and to use their reasonable best efforts to effect, take, or cause to be taken all actions to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement contemplated hereby. K. Settlement Not an Admission 26. Neither this Stipulation, the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Party of any fault, liability, or wrongdoing whatsoever, concerning the Action or the facts and circumstances giving rise to the Action. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of the

33 Defendants named therein or of any damages or injury to Plaintiff, the Company, or any Company stockholder. None of this Stipulation, any of its terms and provisions, any of the negotiations or proceedings in connection therewith, any of the documents or statements referred to herein or therein, the Settlement, the fact of the Settlement, the Settlement proceedings, or any statements made in connection therewith: (a) shall be used or construed as, offered or received in evidence as, or otherwise constitute or be deemed, an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, or of any wrongful conduct, acts, or omissions on the part of any of the Defendant Released Parties, or of any infirmity of any defense, or of any damage to Plaintiff, the Company, or any Company stockholder; (b) shall otherwise be used to create or give rise to any inference or presumption against any of the Defendant Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted, in the Action, any purported liability, fault, or wrongdoing of the Defendant Released Parties, or any injury or damages to any Person; (c) shall be offered against any of the Plaintiff Released Parties or the SLC Released Parties, as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, or admission by any of the Plaintiff Released Parties or the SLC Released Parties that any of their claims are without merit, that any of the Defendant Released Parties had meritorious defenses, or that damages recoverable under the 34 Complaint and the Amended Complaint would not have exceeded the Monetary Settlement Amount or with respect to any liability, negligence, fault, or wrongdoing of any kind; or (d) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that (i) the Stipulation, the Scheduling Order, and/or the Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or the Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce the Stipulation and/or the Order and Final Judgment, and (ii) Plaintiff and Plaintiff’s Counsel may refer to the final, executed version only of this Stipulation in connection with the Fee and Expense Application. 27. The provisions in this subpart shall remain in force in the event that the Stipulation or Settlement is terminated for any reason whatsoever. L. Confidentiality 28. To the extent permitted by law and any applicable rules of the Court, all agreements made and orders entered during the course of the Action relating to the confidentiality of documents or information shall survive this Stipulation and the Effective Date. 35 M. Breach and Waiver 29. The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of any provision of this Stipulation by such other Party or any breach of any provision of this Stipulation by any other Party. N. Successors and Assigns 30. This Stipulation shall be binding upon and shall inure to the benefit of the Parties (and, in the case of the Releases, all of the Released Parties) and their respective agents, heirs, executors, administrators, transferees, predecessors, predecessors-in-interest, affiliates, successors, successors-in-interest, and assigns of all such foregoing Persons and upon any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize. The Parties acknowledge and agree, for the avoidance of doubt, that the Released Parties are intended beneficiaries of this Stipulation and are entitled to enforce the releases contemplated by the Settlement. O. Choice of Law, Forum, and Waiver of Jury Trial 31. The Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to any of them, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. Without affecting the finality of the Settlement, each of the Parties to this Stipulation: (a) irrevocably submits to the 36 personal jurisdiction of the Court (or if the Court declines to exercise jurisdiction, any state or federal court sitting in Delaware), as well as to the jurisdiction of all courts to which an appeal may be taken from such court, in any suit, action, or proceeding arising out of or relating to this Stipulation and/or the Settlement; (b) agrees that all claims in respect of such suit, action, or proceeding shall be brought, heard, and determined exclusively in the Court (provided that, in the event that subject matter jurisdiction is unavailable in the Court, then all such claims shall be brought, heard, and determined exclusively in any other state or federal court sitting in Delaware); (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (d) agrees not to bring any action or proceeding arising out of or relating to this Stipulation or the Settlement in any other court; and (e) expressly waives, and agrees not to plead or to make, any claim that any such action or proceeding is subject (in whole or in part) to a jury trial. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the Parties further consents and agrees that process in any such suit, action, or proceeding may be served on such Party by certified mail, return receipt requested, addressed to such Party or such Party’s registered agent in the state of its incorporation or organization, or in any other manner provided by law.

37 P. Representations and Warranties 32. Plaintiff represents and warrants that (a) it has been a continuous stockholder of the Company at all times relevant to the allegations in the Complaint and the Amended Complaint; and (b) it will remain a Company stockholder through the Effective Date. Plaintiff and Plaintiff’s Counsel represent and warrant that none of the claims or causes of action asserted in the Complaint and the Amended Complaint, or any claims Plaintiff could have alleged in the Action, have been assigned, encumbered, or in any manner transferred in whole or in part. 33. Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation. Q. Modification and Entire Agreement 34. Except with respect to any agreements between and/or among Defendants and/or their insurers concerning the payment of the Monetary Settlement Amount pursuant to Paragraph 2, above, this Stipulation and the Exhibits constitute the entire agreement among the Parties and supersede any prior agreements among the Parties with respect to the subject matter hereof, and no representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties, and covenants expressly set forth in such documents. 38 35. This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the Party (or its successor or that Party’s respective counsel) against whom enforcement of such amendment, change, waiver, discharge, or termination is sought. 36. Without further order of the Court, the Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of this Stipulation. R. Interpretation of Agreement 37. All of the Exhibits referred to herein shall be incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms and conditions of this Stipulation and the terms and conditions of any exhibit attached hereto, the terms and conditions of this Stipulation shall prevail. 38. The Parties represent and agree that the terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a Settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel. 39. In the event that the Court or any other court is called upon to interpret this Stipulation, no one Party or group of Parties shall be deemed to have drafted this Stipulation. 39 40. The headings in this Stipulation are solely for the convenience of the Parties and shall not be deemed to be a part of this Stipulation and shall not be considered in construing or interpreting this Stipulation. 41. This Stipulation and Exhibits hereto shall be considered to have been negotiated, executed, delivered, and to be wholly performed in the State of Delaware. S. Execution 42. This Stipulation may be executed in one or more counterparts, including by facsimile, authorized electronic signature, or in portable document format (.pdf), and as executed shall constitute one agreement. IN WITNESS WHEREOF, the Parties, through their undersigned counsel, have executed this Stipulation effective as of the date first set forth above. [SIGNATURE PAGES FOLLOW] 40 Of Counsel: John Vielandi LABATON SUCHAROW LLP 140 Broadway New York, New York 10005 (212) 907-0700 LABATON SUCHAROW LLP /s/ Ned Weinberger Ned Weinberger (No. 5256) 222 Delaware Avenue, Suite 1510 Wilmington, Delaware 19801 (302) 573-2540 Attorneys for Plaintiff Oklahoma Firefighters Pension & Retirement System Jeremy Friedman David Tejtel FRIEDMAN OSTER & TEJTEL PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, New York 10507 (888) 529-1108

41 MORRIS, NICHOLS, ARSHT & TUNNELL LLP /s/ William M. Lafferty William M. Lafferty (No. 2755) S. Mark Hurd (No. 3297) Alexandra M. Cumings (No. 6146) 1201 N. Market Street Wilmington, Delaware 19801 (302) 658-9200 Attorneys for the Special Litigation Committee of the Board of Directors of Cannae Holdings, Inc. Of Counsel: John A. Neuwirth Evert J. Christensen, Jr. (No. 4996) WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 Dated: March 10, 2023 ROSS ARONSTAM & MORITZ LLP /s/ Bradley R. Aronstam Bradley R. Aronstam (No. 5129) S. Michael Sirkin (No. 5389) Hercules Building 1313 North Market Street, Suite 1001 Wilmington, Delaware 19801 (302) 576-1600 Attorneys for Defendants William P. Foley, II, C. Malcom Holland, Frank R. Martire, Jr., Richard N. Massey, Erika Meinhardt, James B. Stallings, Frank P. Willey, Brent B. Bickett, Richard L. Cox, Michael Gravelle, and Trasimene Capital Management, LLC EXHIBIT A     Related Person Transaction Committee Charter I. Committee Membership The Related Person Transaction Committee (the “Committee”) of the Board of Directors (the “Board”) of Cannae Holdings, Inc. (the “Company”) shall consist of two or more independent directors from the Board. Members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier death, retirement, resignation or removal by the Board in its discretion. All of the Committee members shall be “independent” as determined in accordance with the independence criteria in the Company’s Corporate Governance Guidelines and as defined in the listing standards of the New York Stock Exchange. II. Committee Purpose and Responsibilities The purpose and responsibilities of the Committee shall be to:  Review and consider the approval or ratification of transactions that arise under the Company’s Related Person Transaction Policy (the “Policy”);  Conduct an annual review of all Related Person Transactions (as defined in the Policy); and  Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time. III. Committee Structure and Operations The Board shall designate one member of the Committee as its chairperson. The Committee shall meet as often as it determines during intervals between Board meetings. Any member of the Committee may call meetings of the Committee. Meetings of the Committee may be held by conference call, video conference, or similar communications equipment by which all persons participating in the meeting can hear each other, and any Committee member may participate in any Committee meeting by such means. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or meet with any members of, or consultants to, the Committee. The Committee shall report to the Board on Committee determinations and recommendations and any other matters the Committee deems appropriate or that the Board requests, and the Committee shall maintain minutes or other records of Committee meetings and activities.   2     III. Committee Authority and Responsibilities The Committee shall review, consider, and approve or ratify any Related Person Transaction (as defined in the Policy), and no such Related Person Transaction shall be effected without the approval or ratification of the Committee; provided, however, that any transaction excluded from Committee review under the Policy shall not be subject to review and approval or ratification by the Committee. IV. Delegation The Committee may, in its discretion, delegate all or a portion of its duties in accordance with the Policy. V. Resources and Authority of the Committee In discharging its responsibilities, the Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including (i) the authority to select, retain, terminate, and approve the fees and other retention terms of any legal or other advisor, as it deems appropriate, without seeking approval of the Board or management, and (ii) full access to all Company books, records, facilities, and personnel. EXHIBIT B RELATED PERSON TRANSACTION POLICY I. Introduction The Board of Directors (the “Board”) of Cannae Holdings, Inc. (the “Company”), acting on the recommendation of its Related Person Transaction Committee (the “Committee”), has developed and adopted this Related Person Transaction Policy (the “Policy”) to address the reporting, review and approval or ratification of transactions with related persons. Although Related Person Transactions (as defined below) can involve potential or actual conflicts of interest, the Company recognizes that such transactions may occur in the normal course of business and/or provide an opportunity that is in the best interests of the Company. This Policy is not designed to prohibit Related Person Transactions; rather, it is to provide for timely internal review of prospective transactions, approval or ratification of transactions, and appropriate oversight and public disclosure of such transactions. With respect to persons and transactions subject to this Policy, the procedures set forth herein for reporting, review, oversight and public disclosure of related person transactions shall apply. In addition, the provisions of the Company’s Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers may apply to potential conflict of interest situations. A Related Person (as defined below) shall report any transaction or arrangement that could be a Related Person Transaction (as defined below) in advance (or otherwise at the earliest possible opportunity) to the Company’s Executive Vice President & Chief Legal Officer (the “Chief Legal Officer”), the Company’s Executive Vice President, General Counsel & Corporate Secretary (the “General Counsel”) or the Chair of the Committee for review. II. Persons Covered By This Policy This Policy applies to any person (each, a “Related Person” and, collectively, “Related Persons”) who at any time since the beginning of the last fiscal year of the Company was:  a director of the Company;  an executive officer of the Company;  a nominee for election as a director of the Company;  an immediate family member (as defined in Item 404 of Regulation S-K) of any of the above foregoing persons;  a security holder who is known to the Company to own beneficially more than five percent of any class of the Company’s voting securities and, if such security holder is a natural person, an immediate family member (as defined in Item 404 of Regulation S-K) of such security holder;

2  any firm, corporation, or other entity in which any director or executive officer of the Company is a partner, principal, managing member, or executive officer, or in which such person has a 50% or greater beneficial ownership interest; or  the Company’s external manager or any member of the Company’s external manager who has a 50% or greater ownership interest in the manager. III. Transactions and Arrangements Covered By This Policy A “Related Person Transaction” is a transaction or arrangement or series of transactions or arrangements in which the Company (including, for the avoidance of doubt, its direct and indirect subsidiaries and controlled entities) participates (whether or not the Company is a party), the amount involved exceeds $120,000, and a Related Person has a direct or indirect interest in such transaction. An amendment to an arrangement that is considered a Related Person Transaction (even though such arrangement has been reviewed under this Policy) shall be considered a separate Related Person Transaction for review, approval or ratification in accordance with this Policy, unless immaterial in nature. This Policy covers transactions in which the Company participates with an entity (i) that employs or is controlled by a Related Person, or (ii) in which a Related Person has an ownership or financial interest material to such Related Person. For this purpose, the term “controlled by,” with respect to an entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting power, by contract, or otherwise. A person does not have control of an entity solely by reason of being a director (or member of the governing body) or an executive officer of such entity. This Policy applies to any transaction that occurs any time during the year in which a person is or was a Related Person, even if such person ceased to have such status or did not have such status at the time of the transaction. IV. Review, Approval And Ratification By The Committee The Chief Legal Officer or General Counsel (together with the Chair of the Committee) will review reported transactions to determine whether the proposed transaction could be a Related Person Transaction as defined in and for purposes of this Policy. If it is determined that a proposed transaction could be a Related Person Transaction, the Chief Legal Officer or General Counsel will report the transaction, along with a summary of the material facts, to the full Committee for review and approval or ratification at the next Committee meeting or sooner if determined to be necessary by the Chief Legal Officer or General Counsel. The Committee may, in its discretion based upon such considerations and determinations as the Committee deems appropriate, (i) approve or ratify such transaction, (ii) request that the transaction be modified as a condition to the Committee’s approval or ratification, or (iii) reject the transaction. In the event the Company and/or a Related Person enters into or otherwise participates in a Related Person Transaction without the pre-approval of the Committee, such transaction shall promptly be presented to the Chief Legal Officer or General Counsel (together with the Chair of the 3 Committee) who shall evaluate the transaction and prepare a presentation to the full Committee. The Committee shall then consider whether to (i) ratify such transaction, (ii) direct management to rescind or modify the transaction, and/or (iii) make changes to the Company’s controls and procedures in connection with such transaction. If a member of the Committee has an interest in or is involved in a Related Person Transaction, such person shall recuse himself or herself from the deliberation and voting on such transaction by the Committee; provided, however, that such person may be counted in determining the presence of a quorum at a meeting of the Committee acting on the transaction. If after such Committee member recuses himself or herself from deliberation and voting on the transaction, there would be fewer than one member of the Committee available to review the transaction, the transaction shall instead be reviewed by the Board or an ad hoc committee of at least two independent directors designated by the Board (which shall be considered “the Committee” for purposes of this policy). V. Authority To Pre-Approve; Transactions That Need Not Be Reported To The Committee The Committee shall have the authority to approve in advance certain transactions or categories of transactions with Related Persons that (unless the Committee determines otherwise in a particular instance) need not be individually reported to, reviewed by, and/or approved or ratified by the Committee but that will instead be reported to and reviewed by the Committee collectively on a periodic basis, which will be at least annually, and will not require ratification by the Committee, it being understood that such transactions may be reportable under applicable law. Transactions specifically excluded pursuant to Item 404(a) of Regulation S-K are not considered Related Person Transactions for purposes of this Policy and are not required to be reported to, reviewed by, and approved or ratified by the Committee under this Policy. Additionally, for the avoidance of doubt, ordinary course, arm’s-length business transactions between the Company’s portfolio companies and a Related Person for portfolio company services, are not required to be reported to, reviewed by, and approved or ratified by the Committee under this Policy. Notwithstanding the above, the Committee shall annually review, on a cumulative basis, such transactions otherwise excluded from transaction specific review pursuant to this Article V. VI. Delegation The Committee may delegate its authority to review, approve or ratify specified Related Person Transactions or categories of Related Person Transactions, other than a transaction involving a member of the Committee, to one or more members of the Committee where the Committee determines that such action is warranted between scheduled Committee meetings. The Committee may delegate its authority to review, approve or ratify specified Related Person Transactions or categories of Related Person Transactions to the Company’s Chief Legal Officer or General Counsel, provided that the amount involved in the transaction is less than $120,000 and provided the transaction does not involve the Chief Legal Officer or General Counsel. Any determinations made by such Committee member or members or the General Counsel pursuant to such delegated authority shall be presented to the full Committee for review at the next regular meeting of the Committee. 4 VII. Standards In connection with approving or ratifying a Related Person Transaction, the Committee (or its delegate) will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is in, or not inconsistent with, the best interests of the Company. VIII. Advisors; Meetings As set forth in its charter, the Committee may, in its sole discretion and at the expense of the Company, engage independent legal, accounting or other advisors to review certain Related Person Transactions. In addition, the Committee may request that the full Board consider the approval or ratification of Related Person Transactions if the Committee deems it advisable to do so. The Committee shall be able to make decisions either through a meeting at which a quorum is present or by unanimous written consent. Written minutes of Committee meetings shall be maintained. IX. Disclosure The Company will publicly disclose Related Person Transactions to the extent and in the manner required by applicable legal requirements and listing standards. X. Changes In Policy This Policy may be changed at any time by action of the Board upon the recommendation of the Committee. IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OKLAHOMA FIREFIGHTERS PENSION & RETIREMENT SYSTEM, derivatively on behalf of CANNAE HOLDINGS, INC., Plaintiff, v. WILLIAM P. FOLEY, II, HUGH R. HARRIS, C. MALCOLM HOLLAND, FRANK R. MARTIRE, JR., RICHARD N. MASSEY, ERIKA MEINHARDT, JAMES B. STALLINGS, FRANK P. WILLEY, BRENT B. BICKETT, RICHARD L. COX, MICHAEL GRAVELLE, and TRASIMENE CAPITAL MANAGEMENT, LLC, Defendants, and CANNAE HOLDINGS, INC., Nominal Defendant. C.A. No. 2020-0801-KSJM [PROPOSED] SCHEDULING ORDER WHEREAS, (i) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal Defendant Cannae Holdings, Inc. (the “Company”), acting for and on behalf of the Company, (ii) Plaintiff Oklahoma Firefighters Pension & Retirement System (“Plaintiff”), (iii) Defendants William P. Foley, II (“Foley”), Hugh R. Harris (“Harris”), C. Malcolm Holland (“Holland”), Frank R. Martire, Jr.

2 (“Martire”), Richard N. Massey (“Massey”), Erika Meinhardt (“Meinhardt”), James B. Stallings (“Stallings”), and Frank P. Willey (“Willey,” and together with Foley, Harris, Holland, Martire, Massey, Meinhardt, and Stallings, the “Director Defendants”), (iv) Defendants Brent B. Bickett (“Bickett”), Richard L. Cox (“Cox”), and Michael Gravelle (“Gravelle,” and together with Bickett and Cox, the “Officer Defendants”), and (v) Defendant Trasimene Capital Management, LLC (“Trasimene,” and together with the Officer Defendants and the Director Defendants, the “Defendants”) (the SLC, Plaintiff, the Company, and Defendants, together, the “Parties,” and each a “Party”), have applied, pursuant to Delaware Court of Chancery Rule 23.1, for an order approving the proposed settlement in the above-captioned stockholder derivative action (the “Action”), in accordance with a Stipulation and Agreement of Compromise, Settlement, and Release entered into by the Parties and dated March 10, 2023 (the “Stipulation,” and the settlement contemplated thereby, the “Settlement”), and for the dismissal of the Action on the merits with prejudice against Defendants upon and subject to the terms and conditions set forth in the Stipulation; WHEREAS, the Stipulation sets forth the terms and conditions for the proposed Settlement and dismissal with prejudice of this Action, subject to review and approval by the Court pursuant to Court of Chancery Rule 23.1, upon notice to Current Company Stockholders; and 3 WHEREAS, the Court having read and considered the Stipulation and accompanying documents, and all Parties having consented to the entry of this Order; NOW, THEREFORE, this _______ day of March, 2023, upon application of the Parties, IT IS HEREBY ORDERED that: 1. Definitions. Capitalized terms not defined in this Order have the meaning set forth in the Stipulation (certain definitions are repeated in this Order for ease of reference only). 2. Jurisdiction. This Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over the Parties and Company stockholders as it relates to this Action. 3. Settlement Hearing. The Settlement Hearing shall be held on ___________, 2023, at _____ _.m., either in person at the Delaware Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or as may be undertaken via a remote proceeding such as telephone or video conference (in the discretion of the Court), to consider, among other things: (i) the proposed Settlement; (ii) the joint request of the Parties that the Court enter the Order and Final Judgment; (iii) Plaintiff’s Counsel’s Fee and Expense Application; and (iv) any objections to any of the foregoing. The Court may decide 4 to hold the Settlement Hearing by telephone or video conference without further written notice. 4. Adjournment Without Further Notice. The Court may adjourn and reconvene the Settlement Hearing, including the consideration of the Fee and Expense Application, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or a notation on the docket in the Action. 5. Approval Without Further Notice. The Court may approve the Settlement, according to the terms and conditions of the Stipulation, with such modifications as may be consented to by the Parties or as otherwise permitted pursuant to the Stipulation, without further notice. Further, the Court may render its Order and Final Judgment, and order the payment of a Fee and Expense Award, all without further notice. 6. Notice. The Court finds that the dissemination of the Notice in substantially the form attached to the Stipulation as Exhibit D and in the manner set forth in Paragraph 6(a) of this Order: (i) constitutes the best notice reasonably practicable under the circumstances; (ii) constitutes due, adequate, and sufficient notice to all persons entitled to receive notice of the proposed Settlement; and (iii) meets the requirements of Court of Chancery Rule 23.1, due process, and all other applicable law and rules. 5 a) As soon as reasonably practicable after the day of entry of this Order, and in no event later than twenty (20) business days after entry of this Order, the Notice shall be provided to Current Company Stockholders in the following manner: (i) except for those Current Company Stockholders who are record holders of Company stock and who have elected to receive information from the Company electronically and to whom the Company shall send electronically a copy of the Notice, the Company shall mail, or cause to be mailed, by first class United States mail, or other mail service if mailed outside the United States, a copy of the Notice to all Current Company Stockholders who are record holders of Company stock at their last known address appearing in the stock transfer records maintained by or on behalf of the Company, and all such record holders of Company stock shall be directed to forward such Notice promptly to the beneficial owners of those securities; (ii) the Company shall publish this Stipulation and the Notice in the “Investor Relations” section on the Company’s public website; and (iii) the Company shall attach this Stipulation and the Notice to a Form 8-K that the Company will file with the United States Securities and Exchange Commission within four (4) business days following the entry of this Order. b) The Company shall bear the costs and expenses related to promulgating the Notice in the manner set forth in Paragraph 6(a) above or in the manner otherwise approved by the Court (“Notice Costs”), regardless of whether the

6 Court declines to approve the Settlement or the Effective Date otherwise fails to occur, and in no event shall Plaintiff or Plaintiff’s Counsel be responsible for any such Notice Costs. c) At least fifteen (15) calendar days before the Settlement Hearing, the Company shall file with the Court an appropriate affidavit or declaration verifying dissemination of the Notice. 7. Stay and Injunction as to Further Proceedings Against Defendants. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of the Court. Pending a final determination of whether the Settlement should be approved: (i) Plaintiff, the SLC (on behalf of the Company), and the Company’s stockholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any suit, action, or proceeding asserting any Plaintiff Released Claims against any Defendant Released Parties; and (ii) Defendants, and any of them, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any suit, action, or proceeding asserting any Defendant Released Claims against any Plaintiff Released Parties or SLC Released Parties. 7 8. Appearance at the Settlement Hearing and Objections. Any Current Company Stockholder who continues to own Company common stock through the date of the Settlement Hearing and who objects to the Stipulation, the Settlement, the Order and Final Judgment to be entered in the Action, the Fee and Expense Application, or who otherwise wishes to be heard, may appear in person or by his, her, their, or its attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown or as the Court otherwise directs, no Person (excluding a party to the Stipulation) shall be heard and no papers, briefs, pleadings, or other documents submitted by any Person (excluding a party to the Stipulation) shall be considered by the Court unless not later than twenty (20) calendar days prior to the Settlement Hearing such Person files with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 and serves upon counsel listed below: (a) a written and signed notice of intention to appear that identifies the case name and case number for the Action, Oklahoma Firefighters Pension & Retirement System v. William P. Foley, II, et al., C.A. No. 2020-0801- KSJM, and states the name of that Person and that Person’s address and telephone number (and, if represented, the name, address, and telephone number of that Person’s counsel); (b) documentation sufficient to prove that such Person owned shares of Company common stock as of the close of business on the date of the 8 Stipulation, together with a statement that such Person continues to hold shares of Company common stock on the date of filing of the objection and will continue to hold shares of Company common stock as of the date of the Settlement Hearing; (c) a detailed statement of such Person’s objections to any matters before the Court; (d) the grounds for such objections and the reasons that such Person desires to appear and be heard; and (e) all documents or writings such Person desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system: Ned Weinberger, Esq. Labaton Sucharow LLP 222 Delaware Avenue, Suite 1510 Wilmington, Delaware 19801 Jeremy Friedman, Esq. Friedman Oster & Tejtel PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, New York 10507 William M. Lafferty, Esq. Morris, Nichols, Arsht & Tunnell LLP 1201 N. Market Street Wilmington, Delaware 19801 Bradley R. Aronstam, Esq. Ross Aronstam & Moritz LLP Hercules Building 1313 N. Market Street, Suite 1001 Wilmington, Delaware 19801 9. Waiver of Objections. Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, the Order and Final Judgment, the Fee and Expense Application, or any Fee and Expense Award, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as described in Paragraph 8 above. Any person who fails to object in the manner described above shall be deemed to have waived the right to 9 object (including, without limitation, any right of appeal) and shall be forever barred from raising such objection in this or any other suit, action, or proceeding. 10. Briefing Schedule for Parties. At least thirty-five (35) calendar days prior to the Settlement Hearing, the SLC and/or Plaintiff shall file any opening briefs in support of the proposed Settlement, including any supporting affidavits, and Plaintiff’s Counsel shall file any opening brief in support of any Fee and Expense Application, including any supporting affidavits. Any objections to the Settlement and the Fee and Expense Application shall be filed and served no later than twenty (20) calendar days prior to the Settlement Hearing, in accordance with the provisions of this Order. Any reply papers in support of the Settlement and/or Plaintiffs’ Counsel’s Fee and Expense Application shall be filed at least ten (10) calendar days prior to the Settlement Hearing. 11. Effect of Approval. If the Settlement is approved by the Court following the Settlement Hearing, the Court shall enter an Order and Final Judgment substantially in the form attached to the Stipulation as Exhibit E. The effectiveness of the Order and Final Judgment shall not be conditioned upon the approval of any Fee and Expense Award, either at all or in any particular amount, by the Court. 12. Effect of Disapproval, Cancellation, or Termination. In the event that the Settlement (or any amendment thereof by the Parties) is terminated pursuant to the terms of this Stipulation or the Effective Date of the Settlement otherwise fails

10 to occur: (a) the Settlement and this Stipulation shall be rendered null and void as to all Parties; (b) all of the Parties shall be deemed to have reverted to their respective litigation status immediately prior to the filing of this Stipulation, and they shall proceed in all respects as if this Stipulation had not been executed and any related orders (including the Order and Final Judgment and the releases thereunder) had not been entered; (c) all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; (d) the statements made in connection with the negotiation of the proposed Settlement and this Stipulation shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission of fact or of wrongdoing by any Party, and shall not entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action; and (e) neither the existence of this Stipulation, nor its contents, nor any statements made in connection with the negotiation of the proposed Settlement or this Stipulation, nor any settlement communications, shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other suit, action, or proceeding. 13. Extensions Without Further Notice. The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice. 14. Interpretation of Headings. The headings herein are used for the purpose of convenience only and are not meant to have legal effect. 11 15. Retention of Jurisdiction. The Court retains jurisdiction to consider any further applications arising out of or related to the proposed Settlement. Chancellor Kathaleen St. J. McCormick EXHIBIT D IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OKLAHOMA FIREFIGHTERS PENSION & RETIREMENT SYSTEM, derivatively on behalf of CANNAE HOLDINGS, INC., Plaintiff, v. WILLIAM P. FOLEY, II, HUGH R. HARRIS, C. MALCOLM HOLLAND, FRANK R. MARTIRE, JR., RICHARD N. MASSEY, ERIKA MEINHARDT, JAMES B. STALLINGS, FRANK P. WILLEY, BRENT B. BICKETT, RICHARD L. COX, MICHAEL GRAVELLE, and TRASIMENE CAPITAL MANAGEMENT, LLC, Defendants, and CANNAE HOLDINGS, INC., Nominal Defendant. C.A. No. 2020-0801-KSJM NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION TO: All record and beneficial owners of Cannae Holdings, Inc. (the “Company”) common stock as of the close of business on March 10, 2023 (“Current Company Stockholders”). PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THE ACTION. THIS NOTICE RELATES TO THE PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. 2 If you a brokerage firm, bank, or other nominee that holds securities as a record owner on behalf of the beneficial owners of the securities, please read the section below entitled “Notice To Persons Or Entities Holding Record Ownership On Behalf Of Others.” The purpose of this Notice of Pendency and Proposed Settlement of Action (the “Notice”) is to inform you of: (a) the pendency of the above-captioned lawsuit, Oklahoma Firefighters Pension & Retirement System v. William P. Foley, II, et al., C.A. No. 2020-0801-KSJM (Del. Ch.) (the “Action”), which is pending in the Court of Chancery of the State of Delaware (the “Court”) and asserts claims derivatively on behalf of the Company; (b) the proposed settlement of the Action (the “Settlement”), subject to Court approval and other conditions of the Settlement being satisfied, as provided for in a Stipulation and Agreement of Compromise, Settlement, and Release, dated March 10, 2023 (the “Stipulation”), which was filed with the Court and is publicly available for review at https://www.cannaeholdings.com/press-room/notices and (c) a hearing to be held before the Court on _____________, 2023, at ____ __.m., either in person at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or by remote proceeding (the “Settlement Hearing”).1 The purpose of the Settlement Hearing is to consider, among other things: (i) the proposed Settlement; (ii) the joint request of the Parties that the Court enter the Order and Final Judgment; (iii) Plaintiff’s Counsel’s Fee and Expense Application (as defined in Paragraph 64 below); and (iv) any objections to any of the foregoing. The Stipulation was entered into as of March 10, 2023, by and among (i) the Special Litigation Committee (the “SLC”) of the Board of Directors of Cannae (the “Board”), acting for and on behalf of the Company, (ii) Plaintiff Oklahoma Firefighters Pension & Retirement System (“Plaintiff”), (iii) Defendants William P. Foley, II (“Foley”), Hugh R. Harris (“Harris”), C. Malcolm Holland (“Holland”), Frank R. Martire, Jr. (“Martire”), Richard N. Massey (“Massey”), Erika Meinhardt (“Meinhardt”), James B. Stallings (“Stallings”), and Frank P. Willey (“Willey,” and together with Foley, Harris, Holland, Martire, Massey, Meinhardt, and Stallings, the “Director Defendants”), (iv) Defendants Brent B. Bickett (“Bickett”), Richard L. Cox (“Cox”), and Michael Gravelle (“Gravelle,” and together with Bickett and Cox, the “Officer Defendants”), and (v) Defendant Trasimene Capital Management, LLC 1 Certain of the capitalized terms used in this Notice are defined in Paragraphs 32- 50 below. All capitalized terms used in this Notice that are not otherwise defined herein will have the meaning set forth in the Stipulation, which is publicly available at https://www.cannaeholdings.com/press-room/notices.

3 (“Trasimene,” and together with the Officer Defendants and the Director Defendants, the “Defendants”) (the SLC, Plaintiff, the Company, and Defendants, together, the “Parties,” and each a “Party”). A copy of the Stipulation, including Exhibits, is available at https://www.cannaeholdings.com/ or by contacting counsel listed below. This Notice describes the rights you may have with respect to the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement. If the Court approves the proposed Settlement, the Parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation. Also, if the Settlement is approved by the Court, the Company’s stockholders will be barred from contesting the fairness of the Settlement or pursuing the Plaintiff Released Claims (as defined below) against the Defendant Released Parties (as defined below). Because the Action was brought as a derivative action, which means that the Action was brought by Plaintiff on behalf of and for the benefit of the Company, the monetary payment to be made under the Settlement will go to the Company. Individual Company stockholders will not receive any direct payment from the Settlement. PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE. WHAT IS THE PURPOSE OF THIS NOTICE? 1. The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the Settlement affects the legal rights of the Company’s stockholders. 2. As described more fully in Paragraph 69 below, Current Company Stockholders have the right to object to the proposed Settlement and/or Plaintiff’s Counsel Fee and Expense Application. Current Company Stockholders also have the right to appear and be heard at the Settlement Hearing, which will be held before the Delaware Court of Chancery on ____________, 2023, at ____ __.m., either in person at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or by remote proceeding. 4 3. The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the Plaintiff’s Counsel Fee and Expense Application, without further notice to the Company’s stockholders other than by announcement at the Settlement Hearing or any adjournment thereof, or notation on the docket in the Action. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice of any kind. In addition, the Court may decide to hold the Settlement Hearing by telephone or video conference without further notice to the Company’s stockholders. If you wish to appear at the Settlement Hearing, you should consult the Court’s docket for any change in date, time, or format of the hearing. WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR? THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THE DERIVATIVE ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY OR MAY NOT WISH TO TAKE IN RELATION TO THIS LITIGATION. 4. In November 2017, in connection with the Company’s split-off from Fidelity National Financial, Inc., the Company adopted all outstanding incentive awards under an existing Investment Success Incentive Program (the “Old ISIP”), which was an incentive pool to be paid to Company officers and/or employees upon specified monetization or liquidity events in connection with the Company’s investments, including its investment in Ceridian HCM Holdings Inc. (“Ceridian”). 5. In accordance with Internal Revenue Code Section 162(m) (“Section 162(m)”), the Old ISIP included provisions that, among other things, limited payments to participants in the plan to $25 million per year, in order to enable the Company to categorize these payments as performance-based and tax-deductible under Section 162(m) (the “$25 Million Cap”). 5 6. On December 22, 2017, the United States Congress enacted the Tax Cuts and Jobs Act of 2017, which, among other things, eliminated the exemption under Section 162(m) for qualified performance-based compensation such that any compensation paid under the Old ISIP in excess of $1 million would no longer be tax-deductible. 7. On April 26, 2018, Ceridian completed its initial public offering, which resulted in a more than $670 million gain on investment for the Company and an award opportunity for participants in the Company’s Old ISIP. 8. In or about May 2018, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” and the “Board”), in consultation with, among others, its compensation advisor, approved the payment of discretionary incentive awards to certain Company executives in connection with the Company’s gain on its investment in Ceridian (the “Ceridian IPO Awards”), including $47,942,710 for Foley, which Defendants contend was based on Foley’s contribution over the previous ten years to the success of the Company’s investment in Ceridian. The Compensation Committee also determined that the Ceridian IPO Awards should not be subject to the $25 Million Cap under the Old ISIP in light of the changes to Section 162(m). The Compensation Committee subsequently approved additional compensation awards related to Ceridian, including approximately $4.6 million payable to Foley. 9. On July 27, 2018, the Company realized an approximately $56 million gain on its investment in LifeWorks Corporation Limited (“LifeWorks”), which resulted in an award opportunity for participants in the Company’s Old ISIP. 10. In or about August 2018, the Compensation Committee, in consultation with its compensation consultant, approved awards under the Old ISIP in respect of LifeWorks, including approximately $4 million payable to Foley. The Compensation Committee also approved and adopted, in consultation with its compensation consultant, a new Investment Success Incentive Plan (the “New ISIP”) in place of the Old ISIP, which, among other things, eliminated the $25 Million Cap in light of the change to Section 162(m). 11. Beginning in or about May 2019, the Company’s management, working with the Company’s legal and financial advisors (Weil, Gotshal & Manges LLP and JP Morgan Chase & Co. (“JP Morgan”)), began exploring the possibility of transitioning the Company to an externally-managed structure, which Defendants contend was, among other reasons to externalize management, a means of attracting and retaining talent (the “Externalization”). 6 12. On July 26, 2019, the Compensation Committee discussed the Externalization with members of management. Following discussion, the Compensation Committee determined that the Externalization should be explored further and discussed with the full Board. 13. On August 2, 2019, the Board met to discuss the Externalization, including key terms, and, following discussion, authorized management to work with the Company’s advisors to prepare documentation for the Externalization. 14. On August 26, 2019, the Board’s independent directors convened a special joint meeting of the Board’s Compensation Committee, Corporate Governance and Nominating Committee, and Audit Committee to discuss the Externalization, including the key business terms for the Externalization, and, following discussion, approved the Externalization and the Company’s entry into a definitive Management Services Agreement with Trasimene (the “Management Services Agreement”). The Board subsequently approved the Externalization and the Management Services Agreement. 15. The Management Services Agreement provided, among other things, that: (i) Trasimene would serve as the Company’s external manager; (ii) Trasimene would receive an annual management fee of 1.5% of the Company’s cost of invested capital payable quarterly, in addition to graduated incentive fees depending on internal rates of return on the Company’s investments, subject to hurdle rates and offsets for compensation paid by the Company to certain named executive officers of the Company who would also serve as members of Trasimene; and (iii) the Board would have the ability to terminate the Management Services Agreement if (x) 75% of the Board voted in favor of terminating, (y) 75% of the Company’s stockholders voted in favor of terminating, or (z) Foley was determined to be incapacitated or deceased. The Company also entered into an Amended and Restated Operating Agreement of Cannae Holdings, LLC, dated as of August 27, 2019 (the “Operating Agreement”), to facilitate the Externalization. 16. Trasimene formally commenced providing services to the Company under the Management Services Agreement as of December 31, 2019, with the initial management fee payable by the Company to Trasimene under the Management Services Agreement being calculated based on the cost of invested capital for the Company’s portfolio as of that date, as reflected in the Company’s Fourth Quarter 2019 Earnings Release, which was filed with the United States Securities and Exchange Commission on a Form 8-K on February 21, 2020.

7 17. On July 22, 2020, Plaintiff made a books-and-records demand pursuant to Section 220 of the Delaware General Corporation Law, seeking, among other things, Board and Committee documents concerning the New ISIP and the Externalization, and the Company provided certain documents to Plaintiff in response to the demand. 18. On September 18, 2020, Plaintiff filed a Verified Stockholder Derivative Complaint (the “Initial Complaint”) in this Action, together with a Motion for Partial Summary Judgment with respect to Count VI of the Initial Complaint. 19. On November 5, 2020, Plaintiff filed the First Amended Verified Class Action and Derivative Complaint (the “Amended Complaint”) in this Action, including five counts pleaded as derivative claims—(1) a claim for breach of fiduciary duty against the Director Defendants for the Externalization (Count I); (2) a claim for breach of fiduciary duty against the Officer Defendants for the Externalization (Count II); (3) a claim for aiding and abetting against Trasimene (Count III); (4) a claim for unjust enrichment against Trasimene (Count IV); and (5) a claim for breach of fiduciary duty against the Director Defendants for the New ISIP (Count V)—and a direct claim for a declaration that the termination provision in the Management Services Agreement was invalid under 8 Del C. § 141 (Count VI). The Amended Complaint also alleged that the Company’s sponsorship of, and other economic interests in, certain special purpose acquisition companies (“SPACs”) affiliated with Foley were related-party transactions that were unfair to the Company (the “SPAC Claims”). The Company’s investments in SPACs included, inter alia, Austerlitz Acquisition Corporation I (“Austerlitz I”) and Austerlitz Acquisition Corporation II (“Austerlitz II”). 20. On December 16, 2020, Plaintiff filed its opening brief in support of a motion for summary judgment as to Count VI. 21. On January 27, 2021, the Company and Trasimene entered into a First Amendment to the Management Services Agreement pursuant to which the termination provisions were amended to remove the requirement of the vote of at least 75% of the Board and at least 75% of the Company’s stockholders to terminate the Management Services Agreement, thereby mooting Count VI in Plaintiffs’ Amended Complaint. 22. On January 28, 2021, the Parties filed a Stipulation withdrawing Plaintiff’s motion for summary judgment in its entirety and with prejudice as moot 8 and dismissing Count VI of the Amended Complaint in its entirety and with prejudice as moot. 23. On February 18, 2021, the Board appointed non-parties Barry Moullet (“Moullet”) and David Aung (“Aung”) to serve as independent directors of the Company. The Board also adopted resolutions establishing the SLC, consisting of Moullet and Aung, with Moullet to serve as Chairman of the SLC. 24. The SLC subsequently interviewed legal advisors and retained Morris, Nichols, Arsht & Tunnell LLP as its independent legal advisor and Charles River Associates, Inc. (“CRA”) as its independent financial advisor. 25. In March 2021, the Court granted the Parties’ stipulation and order staying the Action until September 9, 2021, pending the SLC’s investigation. 26. The Court granted further extensions of the stay on September 10, 2021, December 21, 2021, April 12, 2022, and June 30, 2022. 27. The SLC, with the assistance of its advisors, engaged in extensive evaluation and investigation of the derivative claims asserted in the Action, which included: (i) the collection and review of documents from the Director Defendants, the Officer Defendants, Trasimene, JP Morgan, and the Company’s compensation consultant; (ii) interviews of seven witnesses (with SLC members attending and participating in each); (iii) expert economic analysis of certain claims by CRA; and (iv) legal analysis of the derivative claims by the SLC’s counsel, who met with Plaintiff’s counsel and Defendants’ counsel to obtain their views concerning such claims. 28. On October 25, 2022, the Parties reached an agreement in principle to settle the Action. 29. After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Stipulation on March 10, 2023. The Stipulation (together with the exhibits thereto) reflects the final and binding agreement between the Parties. 30. On March 10, 2023, the Parties filed the Stipulation with the Court. On March __, 2023, the Court entered a Scheduling Order directing that this Notice of the Settlement be provided to Current Company Stockholders, and scheduling the Settlement Hearing to, among other things, consider whether to approve the Settlement. 9 WHAT ARE THE TERMS OF THE SETTLEMENT? 31. Set forth below is a summary of the principal terms of the proposed Settlement, as agreed to by the Parties, subject to the approval of the Court. The following statements are a summary. Please refer to the Stipulation, which is publicly available at https://www.cannaeholdings.com/press-room/notices, for a full and complete statement of the terms of the Settlement. Certain Relevant Definitions: 32. “Corporate Governance Measures” means that the Company will, and Defendants will cause the Company to: (i) create a Related Person Transaction Committee of the Board, the authority of which is set forth substantially in the form of the Related Person Transaction Committee Charter attached to the Stipulation as Exhibit A; and (ii) amend and supplement the Company’s existing policies governing related person transactions by adopting a Related Person Transaction Policy substantially in the form attached to the Stipulation as Exhibit B. 33. “Defendant Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Parties and/or the SLC Released Parties arising out of and/or relating in any way to the institution or prosecution of, participation in, and/or settlement of the Action. For the avoidance of doubt, the Defendant Released Claims shall not include any claims to enforce this Stipulation or the Settlement. 34. “Defendant Released Parties” means the Director Defendants, the Officer Defendants, Trasimene, and any and all of their respective current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial 10 bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. 35. “Effective Date” means the date on which Final Court Approval of the Order and Final Judgment has been attained. 36. “External Management Changes” means that the Company will, and Defendants will cause the Company to: (i) enter into an amended and restated management services agreement with Trasimene, which shall provide for (x) a new five (5) year term from the date of execution of the new agreement, (y) the reduction of the management fee payable to Trasimene by the Company from 1.5% to 1.25% for assets under management greater than $2,500,000,000 to be implemented on a prospective basis beginning with the next quarterly management fee payable after execution of the new agreement, and (z) the termination fee payable to Trasimene under the management services agreement to be reduced to $20,000,000 in all circumstances, except upon a change-of-control, in which case the termination fee shall be $40,000,000; and (ii) enter into such agreements or other documentation as may be necessary to provide for the Company to receive a 75.1% ownership interest in Trasimene’s broker-dealer business, with Trasimene retaining a 24.9% interest in such business. 37. “Final” means that one of the following has occurred with respect to a court order or award: (i) the time for the filing or noticing of any motion for reconsideration, appeal, or other review of the order or award has expired without any such filing or notice; or (ii) the order or award has been affirmed in all material respects on an appeal or after reconsideration or other review and is no longer subject to review upon appeal, reconsideration, or other review, and the time for any petition for reconsideration, reargument, appeal, or review of such order or award (or any order affirming it) has expired; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys’ fees and expenses shall have no effect on finality for purposes of determining the date on which Final Court Approval of the Order and Final Judgment has been attained, and shall not prevent, limit, or otherwise affect the Order and Final Judgment. 38. “Final Court Approval” means, with respect to the Settlement, that the Court has entered the Order and Final Judgment, substantially in the form attached to the Stipulation as Exhibit E, and the Order and Final Judgment has become Final. 39. “Monetary Settlement Amount” means a cash payment of six million dollars and no cents ($6,000,000.00) (United States Dollars).

11 40. “Order and Final Judgment” means the Order and Final Judgment to be entered in the Action, substantially in the form attached to the Stipulation as Exhibit E. 41. “Person” means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, affiliate, joint stock company, investment fund, estate, legal representative, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity. 42. “Plaintiff Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that were or could have been alleged by Plaintiff (individually or on behalf of the Company) or the SLC (on behalf of the Company) relating to the subject matter of the Action (including, but not limited to, the Old ISIP, the New ISIP, the Ceridian IPO Awards, the Externalization, the Management Services Agreement, the Operating Agreement, and the SPAC Claims) against any of the Defendant Released Parties or the SLC Released Parties in any court, tribunal, other adjudicatory body, forum, suit, action, or proceeding. For the avoidance of doubt, the Plaintiff Released Claims shall not include any claims to enforce this Stipulation or the Settlement, any direct or class claims of any Company stockholders other than those of the Plaintiff, or any claims based on conduct occurring after the date of execution of this Stipulation. 43. “Plaintiff Released Parties” means Plaintiff and any and all of its current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. 44. “Plaintiff’s Counsel” means Labaton Sucharow LLP and Friedman Oster & Tejtel PLLC. 12 45. “Released Claims” means, collectively or individually, the Plaintiff Released Claims and the Defendant Released Claims. 46. “Released Parties” means, collectively or individually, the Plaintiff Released Parties, the Defendant Released Parties, and the SLC Released Parties. 47. “Releases” means the releases set forth in Paragraphs 9-10 of the Stipulation (and as described in Paragraph 62 below). 48. “Releasing Parties” means Plaintiff (individually and/or on behalf of the Company), the SLC (on behalf of the Company), and Defendants. 49. “SLC Released Parties” means the members of the SLC and any and all of their respective employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. 50. “Unknown Claims” means any Plaintiff Released Claims that Plaintiff (individually or on behalf of the Company) or the SLC (on behalf of the Company) does not know or suspect exists in its favor at the time of the release of the Plaintiff Released Claims as against any of the Defendant Released Parties, and any Defendant Released Claims that any Defendant does not know or suspect exists in his, her, or its favor at the time of the release of the Defendant Released Claims as against any of the Plaintiff Released Parties or the SLC Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all of the Released Claims, and although the Settlement provides for a specific release of the Released Parties, the Releasing Parties stipulate and agree that, upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, waived the provisions, rights, and benefits of California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT 13 THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Releasing Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction, state, or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Any of the Releasing Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims but, upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non- contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts. The Releasing Parties shall be deemed by operation of the Order and Final Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part. The Settlement Amount: 51. Defendants shall cause their insurers to pay the Monetary Settlement Amount, less any Fee and Expense Award to Plaintiff’s Counsel (which Defendants’ insurers shall pay directly to Plaintiff’s Counsel in accordance with the Stipulation), to the Company on behalf of all Defendants; such payment of the Monetary Settlement Amount shall be made to the Company within ten (10) business days after Final Court Approval. Corporate Governance Measures: 52. The Company will adopt the Corporate Governance Measures on or prior to its next regularly scheduled Board meeting after Final Court Approval, and such measures will remain in place for no less than three (3) years from the date of adoption. 14 53. The Company acknowledges that the pendency of this Action was a causal factor (among others) in (i) adding Moullet and Aung to the Board and (ii) the decision to seek to liquidate Austerlitz I and Austerlitz II. External Management Changes: 54. The Company will implement the External Management Changes on or prior to its next regularly scheduled Board meeting after Final Court Approval. WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT? 55. The Settlement set forth in the Stipulation reflects the results of the Parties’ negotiations and the final terms of their agreement, which was reached only after arm’s-length negotiations among the Parties, who were all represented by counsel with extensive experience and expertise in derivative litigation. 56. Plaintiff’s involvement in the negotiations preceding the Settlement was a significant factor in achieving the benefits received by the Company as a result of the Settlement. 57. Plaintiff continues to believe that it brought the Action in good faith and that its claims have legal merit, and the entry by Plaintiff into this Stipulation and Settlement is not an admission as to a lack of any merit of any claims asserted or that could be asserted in the Action. 58. On the basis of the information available to Plaintiff, including publicly available information, its counsel’s investigation, and certain non-public materials, Plaintiff took into consideration the strengths and weaknesses of Plaintiff’s claims and determined that the terms of this Stipulation and the Settlement are fair, reasonable, and adequate, and in the best interests of the Company and its stockholders, and Plaintiff believes that it is reasonable to seek approval of this Stipulation and the Settlement by the Court based upon the terms outlined herein and the substantial benefits and protections to be provided to the Company and its stockholders thereby. 59. Each of the Defendants denies all allegations of wrongdoing or liability on his, her, or its respective part, and specifically maintains that he, she, or it has not committed any violation of law or breach of fiduciary duty or engaged in any wrongdoing whatsoever, but solely to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, has concluded that it is desirable that

15 the claims against him, her, or it be settled and dismissed on the terms reflected in this Stipulation and the Settlement. 60. The SLC and its counsel have taken into consideration the strengths and weaknesses of the Company’s claims, the strengths and weaknesses of certain other potential claims identified by the SLC in the course of its investigation, and other factors determined to be relevant by the SLC, including the costs to the Company, disruption, and distraction of further litigation, and the SLC has determined that this Stipulation and the Settlement are fair, reasonable, adequate, and in the best interests of the Company and its stockholders, and confer a substantial benefit upon the Company and its stockholders. WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE? 61. If the Settlement is approved, the Court will enter the Order and Final Judgment approving the Settlement in accordance with the Stipulation, at which time the Action will be dismissed with prejudice on the merits. 62. Pursuant to the Stipulation, and in consideration of the benefits provided by the Settlement, the Order and Final Judgment is proposed to, among other things, provide for the full and complete dismissal of the Action with prejudice (including as against all Defendants, on the merits and without fees, costs, or expenses, except as provided in the Stipulation) and provide for the following releases: a. As of the Effective Date, Plaintiff and the SLC (on behalf of the Company), individually and collectively, shall and by the Order and Final Judgment do completely, fully, finally, and forever release, relinquish, settle, and discharge the Defendant Released Parties from and with respect to any and all of the Plaintiff Released Claims (including Unknown Claims), and will be forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Plaintiff Released Claims against any of the Defendant Released Parties. b. As of the Effective Date, Defendants, individually and collectively, shall and by the Order and Final Judgment do completely, fully, finally, and forever release, relinquish, and discharge the Plaintiff Released Parties and the SLC Released Parties from and with respect to any and all Defendant Released Claims (including Unknown Claims), and will be forever barred 16 and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Defendant Released Claims against any of the Plaintiff Released Parties or the SLC Released Parties. c. As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Order and Final Judgment. The Order and Final Judgment, including, without limitation, the Releases set forth in Paragraphs (a) and (b) above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Parties. 63. By Order of the Court, all proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended until further order of the Court. Also, pending a final determination of whether the Settlement should be approved, the Court has barred and enjoined Plaintiff, Defendants, the SLC (on behalf of the Company), the Company’s stockholders, and any of them, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any suit, action, or proceeding asserting any Plaintiff Released Claims against any Defendant Released Parties. HOW WILL THE ATTORNEYS BE PAID? 64. Concurrent with seeking final approval of the Settlement, Plaintiff’s Counsel intend to petition the Court for an award of attorneys’ fees and expenses, in full satisfaction of any claim by Plaintiff or Plaintiff’s Counsel for an award of fees and expenses in respect of Plaintiff’s and Plaintiff’s Counsel’s efforts in filing this Action and the benefits conferred on the Company and the Company’s stockholders from the prosecution of the Action and the Settlement (the “Fee and Expense Application”). After all of the substantive terms of the Settlement were agreed upon, Plaintiff’s Counsel engaged in arm’s-length negotiations with counsel for the SLC (on behalf of the Company) and counsel for Defendants concerning an appropriate award of attorneys’ fees and litigation expenses for Plaintiff’s Counsel based upon Plaintiff’s and Plaintiff’s Counsel efforts in filing this Action and the benefits conferred on the Company and the Company’s stockholders from the prosecution of the Action and the Settlement. As a result of those negotiations, it has been agreed that the Fee and Expense Application will be for an amount no greater than four million eight hundred fifty thousand dollars and no cents ($4,850,000.00) (United States Dollars). 17 65. Any award of attorneys’ fees and expenses to Plaintiff’s Counsel that is approved by the Court in connection with the Settlement (the “Fee and Expense Award”) shall be paid solely out of the Monetary Settlement Amount by the Company and/or its insurers. Defendants shall bear no liability for any Fee and Expense Award. 66. The award of any Fee and Expense Award by the Court is not a precondition to the Settlement, the Releases provided under the Stipulation, or the dismissal of the Action with prejudice. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Application and/or Fee and Expense Award. Any disapproval or modification of any Fee and Expense Application and/or any Fee and Expense Award by the Court or on appeal shall not affect or delay the enforceability of the Stipulation or the Settlement, provide any of the Parties with the right to terminate the Settlement, impose any obligation on Defendants, the SLC (on behalf of the Company), or the Company, or subject Defendants in any way to an increase in the amount paid by them or on their behalf in connection with the Settlement, or affect or delay the binding effect or finality of the Order and Final Judgment or the Releases. WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING? 67. You do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if you do not attend the Settlement Hearing. 68. The Court will consider the Settlement and all matters related to the Settlement, including the Fee and Expense Application, at the Settlement Hearing. The Settlement Hearing will be held before the Delaware Court of Chancery on _____________, 2023, at ____ __.m., either in person at the Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or by telephone or video conference (in the discretion of the Court). Please Note: The date and time of the Settlement Hearing may change without further written notice. In addition, the ongoing COVID-19 health emergency is a fluid situation that creates the possibility that the Court may decide to conduct the Settlement Hearing by telephonic or video conference, or otherwise allow Current Company Stockholders to appear at the Settlement Hearing by phone or video, without further written notice to Current Company Stockholders. In order to 18 determine whether the date and time of the Settlement Hearing have changed, or whether Current Company Stockholders must or may participate by phone or video, it is important that you monitor the Court’s docket or https://www.cannaeholdings.com/press-room/notices before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the Settlement Hearing or updates regarding in-person or telephonic appearances at the Settlement Hearing, will be filed on the Court’s docket and on https://www.cannaeholdings.com/press- room/notices. Also, if the Court requires or allows Current Company Stockholders to participate in the Settlement Hearing by telephone or video conference, the information needed to access the conference will be available through the Court’s docket and on https://www.cannaeholdings.com/press-room/notices. 69. At the Settlement Hearing, any Current Company Stockholder who continues to own Company common stock through the date of the Settlement Hearing may appear personally or by counsel, and show cause, if any: (a) why the Settlement in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable, and adequate and in the best interests of the Company; (b) why the Order and Final Judgment should not be entered in accordance with and as set forth in the Stipulation; or (c) why the Court should not grant Counsel’s Fee and Expense Application, or otherwise wishes to be heard; provided, however, that unless the Court in its discretion otherwise directs, no Person shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the Order and Final Judgment to be entered thereon, the Fee and Expense Application, or the Fee and Expense Award, and no papers, briefs, pleadings, or other documents submitted by any Person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than [●], such person files with the Register in Chancery, Delaware Court of Chancery, 500 North King Street, Wilmington, DE, 19801, and serves upon the attorneys listed below: (a) a written and signed notice of intention to appear that identifies the case name and case number for the Action, Oklahoma Firefighters Pension & Retirement System v. William P. Foley, II, et al., C.A. No. 2020-0801- KSJM (Del. Ch.), and includes the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of the objector’s counsel; (b) documentation sufficient to prove that the objector owned shares of Company common stock as of the close of business on March 10, 2023, together with a statement that the objector continues to hold shares of Company common stock on the date of filing of the objection and will continue to hold shares of Company common stock as of the date of the Settlement Hearing; (c) a detailed statement of objections to any matter before the Court; (d) the grounds thereof or the

19 reasons for wanting to appear and be heard; and (e) all documents or writings the Court shall be asked to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system: Ned Weinberger, Esq. Labaton Sucharow LLP 222 Delaware Avenue, Suite 1510 Wilmington, Delaware 19801 Jeremy Friedman, Esq. Friedman Oster & Tejtel PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, New York 10507 William M. Lafferty, Esq. Morris, Nichols, Arsht & Tunnell LLP 1201 N. Market Street Wilmington, Delaware 19801 Bradley R. Aronstam, Esq. Ross Aronstam & Moritz LLP Hercules Building 1313 N. Market Street, Suite 1001 Wilmington, Delaware 19801 70. Unless the Court otherwise directs, any Person who fails to object in the manner described above in Paragraph 69 above shall be deemed to have waived and forfeited any and all rights such person may otherwise have to object to the Settlement, the Fee and Expense Application, and/or any Fee and Expense Award (including any right of appeal) and shall be forever barred from raising such objection in this Action or any other suit, action or proceeding. CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS? 71. This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. The description of the Settlement in this Notice is qualified in its entirety by reference to the Stipulation, which is available at https://www.cannaeholdings.com/press-room/notices. 72. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, during regular business hours of each business day. If you have questions regarding the Settlement, you may write or call the following counsel for Plaintiff: 20 Ned Weinberger, Esq. Labaton Sucharow LLP 222 Delaware Avenue, Suite 1510 Wilmington, Delaware 19801 Phone: 302-573-2540 Email: NWeinberger@labaton.com Jeremy Friedman, Esq. Friedman Oster & Tejtel PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, New York 10507 Phone: 888-529-1108 Email: jfriedman@fotpllc.com DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE REGISTER IN CHANCERY REGARDING THIS NOTICE NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS 73. Brokerage firms, banks, and other persons or entities who held shares of Company common stock as record owners, but not as beneficial owners, are directed to either: (a) promptly request from KCC LLC (“KCC”), sufficient copies of this Notice to forward to all such beneficial owners and after receipt of the requested copies promptly forward the copies of the Notice to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all such beneficial owners to KCC, after which KCC will promptly send copies of the Notice to such beneficial owners. Copies of this Notice may be obtained by calling KCC toll-free at 844-790-0907; emailing CannaeDerivativeSettlement@kccllc.com; or mailing Cannae Derivative Settlement c/o KCC LLC, P.O. Box 6162, Novato, California 94948-6162. A copy of the Notice is also available for downloading from https://www.cannaeholdings.com/press-room/notices. BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE: Dated: March __, 2023 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OKLAHOMA FIREFIGHTERS PENSION & RETIREMENT SYSTEM, derivatively on behalf of CANNAE HOLDINGS, INC., Plaintiff, v. WILLIAM P. FOLEY, II, HUGH R. HARRIS, C. MALCOLM HOLLAND, FRANK R. MARTIRE, JR., RICHARD N. MASSEY, ERIKA MEINHARDT, JAMES B. STALLINGS, FRANK P. WILLEY, BRENT B. BICKETT, RICHARD L. COX, MICHAEL GRAVELLE, and TRASIMENE CAPITAL MANAGEMENT, LLC, Defendants, and CANNAE HOLDINGS, INC., Nominal Defendant. C.A. No. 2020-0801-KSJM [PROPOSED] ORDER AND FINAL JUDGMENT On this ___ day of ______________, 2023, a hearing having been held before the Court to determine whether the terms and conditions of the Settlement in this stockholder derivative action entitled Oklahoma Firefighters Pension & Retirement System v. William P. Foley, II, et al., C.A. No. 2020-0801-KSJM (Del. Ch.) (the “Action”), as reflected in the Stipulation and Agreement of Compromise, 2 Settlement, and Release, dated March 10, 2023 (the “Stipulation”), including the Exhibits thereto, which are incorporated therein by reference, are fair, reasonable, and adequate for the settlement of all Released Claims; whether and in what amount to grant any Fee and Expense Award; and whether this Order and Final Judgment (the “Order and Final Judgment”) should be entered in the Action; and the Court having considered all matters submitted to it at the hearing and otherwise; NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT: 1. Incorporation of Documents and Definitions. This Order and Final Judgment incorporates and makes a part hereof the Stipulation and all of its terms, conditions, provisions, and exhibits. All terms herein with initial capitalization that are not defined in this Order and Final Judgment shall have the meanings ascribed to them in the Stipulation. 2. Jurisdiction. The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over the Parties and Company stockholders as it relates to this Action. 3. Sufficiency of Notice. The Notice has been provided to Current Company Stockholders pursuant to and in the manner prescribed in the Scheduling Order entered in this Action on March __, 2023 (the “Scheduling Order”), proof of the dissemination of the Notice has been filed with the Court, and a full opportunity

3 to be heard has been offered to all Parties and persons in interest. The form and manner of the Notice is hereby determined to (i) be the best notice reasonably practicable under the circumstances; (ii) constitute due, adequate, and sufficient notice to all persons entitled to receive notice of the Settlement; and (iii) have met the requirements of Court of Chancery Rule 23.1, due process, and all other applicable law and rules. 4. Approval of Settlement. The Settlement is found to be fair, reasonable, and adequate, and in the best interests of the Company, and is hereby approved. The Court further finds that the Settlement is the result of arm’s-length negotiations between experienced counsel fairly and adequately representing the interests of the respective Parties. Accordingly, this Court fully and finally approves the Settlement in all respects; the Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms, conditions, and provisions; and the Register in Chancery is directed to enter and docket this Order and Final Judgment in the Action. 5. Dismissal of Action. The Action is hereby dismissed with prejudice on the merits, and in its entirety in full and final discharge of any and all claims asserted in the Action against Defendants and without fees, costs, or expenses to any Party, except as provided in the Stipulation and this Order and Final Judgment. 4 6. Releases. (a) As of the Effective Date, Plaintiff and the SLC (on behalf of the Company), individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge the Defendant Released Parties from and with respect to any and all of the Plaintiff Released Claims (including Unknown Claims), and are hereby forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Plaintiff Released Claims against any of the Defendant Released Parties. (b) As of the Effective Date, Defendants, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, and discharge the Plaintiff Released Parties and the SLC Released Parties from and with respect to any and all Defendant Released Claims (including Unknown Claims), and are hereby forever barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any forum, asserting any of the Defendant Released Claims against any of the Plaintiff Released Parties or the SLC Released Parties. (c) As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and this Order and Final Judgment. This Order and Final Judgment, including, without limitation, the Releases set forth in Paragraphs 6(a)- 5 (b) above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Parties. (d) “Defendant Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Parties and/or the SLC Released Parties arising out of and/or relating in any way to the institution or prosecution of, participation in, and/or settlement of the Action. For the avoidance of doubt, the Defendant Released Claims shall not include any claims to enforce the Stipulation or the Settlement. (e) “Defendant Released Parties” means the Director Defendants, the Officer Defendants, Trasimene, and any and all of their respective current and former directors, officers, employees, employers, parent entities, controlling 6 persons, owners, members, principals, affiliates, subsidiaries, managers, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. (f) “Plaintiff Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that were or could have been alleged by Plaintiff (individually or on behalf of the Company) or the SLC (on behalf of the Company) relating to the subject matter of the Action (including, but not limited to, the Old ISIP, the New ISIP, the Ceridian IPO Awards, the Externalization, the Management Services Agreement, the Operating Agreement, and the SPAC Claims) against any of the Defendant Released Parties or the SLC Released Parties in any court, tribunal, other

7 adjudicatory body, forum, suit, action, or proceeding. For the avoidance of doubt, the Plaintiff Released Claims shall not include any claims to enforce the Stipulation or the Settlement, any direct or class claims of any Company stockholders other than those of the Plaintiff, or any claims based on conduct occurring after the date of execution of the Stipulation. (g) “Plaintiff Released Parties” means Plaintiff and any and all of its current and former directors, officers, employees, employers, parent entities, controlling persons, owners, members, principals, affiliates, subsidiaries, managers, partners, limited partners, general partners, stockholders, representatives, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. (h) “SLC Released Parties” means the members of the SLC and any and all of their respective employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers. 8 (i) “Unknown Claims” means any Plaintiff Released Claims that Plaintiff (individually or on behalf of the Company) or the SLC (on behalf of the Company) does not know or suspect exists in its favor at the time of the release of the Plaintiff Released Claims as against any of the Defendant Released Parties, and any Defendant Released Claims that any Defendant does not know or suspect exists in his, her, or its favor at the time of the release of the Defendant Released Claims as against any of the Plaintiff Released Parties or the SLC Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all of the Released Claims, and although the Settlement provides for a specific release of the Released Parties, the Releasing Parties stipulate and agree that, upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of this Order and Final Judgment shall have, waived the provisions, rights, and benefits of California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER 9 SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Releasing Parties shall be deemed to have, and by operation of this Order and Final Judgment shall have, waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction, state, or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Any of the Releasing Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims but, upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of this Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non- contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts. The Releasing Parties shall be deemed by operation of this Order and Final Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part. 7. Plaintiff’s Counsel’s Fee and Expense Award. Plaintiff’s Counsel are hereby awarded a Fee and Expense Award in the amount of $_______________, 10 which amount the Court finds to be fair and reasonable. The Fee and Expense Award shall be paid pursuant to the provisions of the Stipulation. Defendants, the SLC (on behalf of the Company), and their counsel shall have no responsibility for, and no liability whatsoever with respect to, any allocation among Plaintiff’s Counsel of any Fee and Expense Award. 8. Order and Settlement Not Conditioned on Any Fee and Expense Award. The binding effect of this Order and Final Judgment and the obligations of the Parties under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Plaintiff’s Counsel’s Fee and Expense Award. 9. Effect of Disapproval, Cancellation, or Termination. In the event that the Settlement (or any amendment thereof by the Parties) is terminated pursuant to the terms of the Stipulation or the Effective Date of the Settlement otherwise fails to occur: (a) the Settlement and the Stipulation shall be rendered null and void as to all Parties; (b) all of the Parties shall be deemed to have reverted to their respective litigation status immediately prior to the filing of the Stipulation, and they shall proceed in all respects as if the Stipulation had not been executed and any related orders (including this Order and Final Judgment and the releases hereunder) had not been entered; (c) all of the Parties’ respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; (d) the statements made

11 in connection with the negotiation of the proposed Settlement and the Stipulation shall not be deemed to prejudice in any way the positions of any of the Parties with respect to the Action, or to constitute an admission of fact or of wrongdoing by any Party, and shall not entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action; and (e) neither the existence of the Stipulation, nor its contents, nor any statements made in connection with the negotiation of the proposed Settlement or the Stipulation, nor any settlement communications, shall be admissible in evidence or shall be referred to for any purpose in the Action, or in any other suit, action, or proceeding. 10. No Admission. Neither this Order and Final Judgment, the Stipulation, the fact or any terms of the Settlement, nor any negotiations or proceedings in connection therewith is or shall be deemed to be evidence of, or a presumption, admission, or concession by any Party or any Released Party of any fault, liability, or wrongdoing whatsoever, concerning the Action or the facts and circumstances giving rise to the Action. This Order and Final Judgment and the Stipulation are not findings or evidence of the validity or invalidity of any claims or defenses in the Action or any other actions or proceedings, or of any wrongdoing by any of the Defendants named therein or of any damages or injury to Plaintiff, the Company, or any Company stockholder. None of the Stipulation, any of its terms and provisions, any of the negotiations or proceedings in connection therewith, any of the documents 12 or statements referred to herein or therein, the Settlement, the fact of the Settlement, the Settlement proceedings, or any statements made in connection therewith: (a) shall be used or construed as, offered or received in evidence as, or otherwise constitute or be deemed an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Defendant Released Parties, or of any infirmity of any defense, or of any damage to Plaintiff, the Company, or any Company stockholder; (b) shall otherwise be used to create or give rise to any inference or presumption against any of the Defendant Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted, in the Action, any purported liability, fault, or wrongdoing of the Defendant Released Parties, or any injury or damages to any Person; (c) shall be offered against any of the Plaintiff Released Parties or the SLC Released Parties, as evidence of, or construed as, or deemed to be evidence of, any presumption, concession, or admission by any of the Plaintiff Released Parties or the SLC Released Parties that any of their claims are without merit, that any of the Defendant Released Parties had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Monetary Settlement Amount or with respect to any liability, negligence, fault, or wrongdoing of any kind; or (d) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any 13 purpose whatsoever; provided, however, that (i) the Stipulation, the Scheduling Order, and/or this Order and Final Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue that the Stipulation and/or this Order and Final Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect, or to otherwise consummate or enforce the Stipulation and/or this Order and Final Judgment, and (ii) Plaintiff and Plaintiff’s Counsel may refer to the final, executed version only of the Stipulation in connection with the Fee and Expense Application. 11. Retention of Jurisdiction. Without affecting the finality of this Order and Final Judgment in any way, this Court retains jurisdiction over all matters relating to the administration and consummation of the Settlement, including, without limitation, the resolution of any disputes that may arise with the effectuation of any of the provisions of the Stipulation, the entry of such further orders as may be necessary or appropriate in administering and implementing the terms, conditions, and provisions of the Settlement and this Order and Final Judgment, and other matters related or ancillary to the foregoing. Chancellor Kathaleen St. J. McCormick Dated: _________________, 2023